UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2020

ARES COMMERCIAL REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 42nd Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ACRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Public Offering

On January 22, 2020, Ares Commercial Real Estate Corporation (the “Company”) will file with the Securities and Exchange Commission a preliminary prospectus supplement relating to a proposed offering of its common stock (the “Preliminary Prospectus Supplement”) and issue a press release announcing the launch of the proposed offering. The Preliminary Prospectus Supplement will contain certain of the Company’s preliminary estimates of its financial results as of and for the thirteen weeks ended December 31, 2019 as well as certain other recent developments, which are also set forth below. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

Preliminary Estimates of Net Income Per Diluted Share of Common Stock and Core Earnings Per Diluted Share of Common Stock for the Quarter Ended December 31, 2019

•	Net income per diluted share of common stock is estimated to be in the range of $0.32 to $0.34 for the quarter ended December 31, 2019.

•	Core Earnings per diluted share of common stock is estimated to be in the range of $0.36 to $0.38 for the quarter ended December 31, 2019.

Core Earnings is a non-GAAP financial measure. See “Core Earnings per Diluted Share of Common Stock” below for a reconciliation of estimated net income per diluted share of common stock to estimated Core Earnings per diluted share of common stock for the quarter ended December 31, 2019, along with an explanation of this non-GAAP financial measure.

The above information is preliminary and subject to completion, including the completion of customary financial statement closing and audit procedures for the year ended December 31, 2019. As a result, the preliminary results set forth above reflect the Company’s preliminary estimates with respect to such information, based on information currently available to management, and may vary from the Company’s actual financial results as of and for the quarter ended December 31, 2019. Further, these preliminary estimates are not a comprehensive statement or estimate of the Company’s financial condition or operating results as of and for the quarter ended December 31, 2019. These preliminary estimates should not be viewed as a substitute for complete interim or full-year financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”) and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates.

These preliminary estimates, which are the responsibility of the Company’s management, were prepared by the Company’s management and are based upon a number of assumptions. Additional items that may require adjustments to these preliminary estimates may be identified and could result in material changes to these preliminary estimates. Preliminary estimates of results are inherently uncertain and the Company undertakes no obligation to update this information. See the Company’s filings with the Securities and Exchange Commission for a discussion of factors that could impact its actual results of operations. Ernst & Young LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimates. Accordingly, Ernst & Young LLP does not express an opinion or provide any form of assurance with respect thereto.

Other Recent Developments

•
In November 2019, the Company and its manager, Ares Commercial Real Estate Management LLC (the “Manager”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with JMP Securities LLC and Raymond James & Associates, Inc. (collectively the “Placement Agents”), dated November 22, 2019. The Equity Distribution Agreement provides that the Company may from time to time issue and sell shares of the Company’s common stock, having an aggregate offering price of up to $100 million through the Placement Agents, or to them as principal for their own respective accounts. The Company has not sold any shares of the Company’s common stock under the Equity Distribution Agreement.

•	During the quarter ended December 31, 2019, the Company closed $250.3 million of new loan commitments, of which $204.6 million of outstanding principal was funded.

•	During the quarter ended December 31, 2019, the Company funded $55.4 million of principal on previously closed loans.

•	During the quarter ended December 31, 2019, the Company received $115.4 million of outstanding principal from the repayment of mortgage loans.

•	During the period from January 1, 2020 through January 21, 2020, the Company closed $132.6 million of new loan commitments, of which $107.1 million of outstanding principal was funded.

•	During the period from January 1, 2020 through January 21, 2020, the Company funded $2.8 million of principal on previously closed loans.

•	During the period from January 1, 2020 through January 21, 2020, the Company has not received any repayments of outstanding principal on outstanding mortgage loans.

•
On January 15, 2020, the Company paid a cash dividend of $0.33 per share of common stock for the fourth quarter of 2019 to common stockholders of record as of December 30, 2019. The fourth quarter 2019 dividend was declared on November 8, 2019.

Core Earnings per Diluted Share of Common Stock

Above, the Company presents a preliminary estimate of its Core Earnings per diluted share of common stock for the quarter ended December 31, 2019. The Company believes the disclosure of Core Earnings provides useful information to investors regarding the calculation of incentive fees the Company pays to its Manager, and the Company’s financial performance. Core Earnings is an adjusted non-GAAP measure that helps us evaluate the Company’s financial performance excluding the effects of certain transactions and GAAP adjustments that the Company believes are not necessarily indicative of the Company’s current loan origination portfolio and operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Core Earnings is a non-GAAP measure and is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s external manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. To calculate Core Earnings per diluted share of common stock, the Company follows the same methodology for calculating basic and diluted earnings per share of common stock under GAAP, but adjusts net income (loss) computed in accordance with GAAP by the items described above prior to applying that methodology.

The table below presents a reconciliation between GAAP net income per diluted share of common stock and Core Earnings per diluted share of common stock for the quarter ended December 31, 2019.

Three Months Ended
December 31, 2019

Estimated net income per diluted share of common stock(1)	$0.32 to $0.34

Estimated Core Earnings adjustments(1)
Stock-based compensation	$0.01 to $0.02
Incentive fees to affiliate	$0.01 to $0.02
Depreciation of real estate owned	$0.01 to $0.02
Estimated Core Earnings per diluted share of common stock(2)	$0.36 to $0.38

(1) Adjustments are estimated using approximate per share values in the Company’s net income and Core Earnings per share calculations.
(2) Numbers do not foot due to rounding.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

The information contained in Item 2.02 of this current report on Form 8-K, including Exhibit 99.1, is by this reference incorporated in this Item 7.01.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18, or otherwise regarded as filed under, the Exchange Act and shall not be deemed incorporated by reference into any filing made under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description of Exhibit
99.1	Press Release Announcing Offering dated January 22, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES COMMERCIAL REAL ESTATE CORPORATION

Date: January 22, 2020	By:	/s/ Tae-Sik Yoon
Name: Tae-Sik Yoon
Title: Chief Financial Officer